AXA Equitable Life Insurance Company RETIREMENT CORNERSTONE® SERIES E Application for an Individual Annuity Regular AXA Equitable Mail: Retirement P.O. Box 1577 Service Solutions Secaucus, NJ 07096-1577 AXA Express Equitable Mail: 500 Retirement Plaza Drive Service Solutions 6th Secaucus, Floor NJ 07094-3619 For Assistance, www. please axa. call com 800-338-3434 AXA Advisors, LLC
PLEASE PRINT
1. Contract Series and Type
A. Contract Series
☑ Series E ($25,000 minimum contribution)
R E Q U I R E D
Choose a Contract Type.
☐ Non-Qualified
☐ Traditional IRA
☐ Roth IRA
☐ Qualified Plan Defined Contribution (QPDC)
☐ Qualified Plan Defined Benefit (QPDB)
R E Q U I R E D
C. Total Initial Contribution(s): $ (Estimated Value Required In Case of Transfer)
Specify Method(s) of Payment:
☐ Check or Wire (make check payable to: AXA EQUITABLE)
☐ 1035 Exchange (NQ)
☐ Direct Transfer (IRA, Roth IRA)
☐ Rollover (IRA, Roth IRA)
Home Office: 1290 Avenue of the Americas, New York, NY 10104
ICC19 App01 RC E
X04183_Compact
AXA Advisors, LLC
Cat. No. 160097
Series E

2. Account Registration (Must be legal resident of U.S. or U.S. territories)
Please check one ☐ Individual UGMA/UTMA (Child’s SSN )
The Owner types below require additional form(s). See the New Business Form Booklet for more information.
Trust Qualified Plan Trust (DC/DB) Other Non-Natural Owner
A. Owner
Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #
Owner Name
(First) (Middle Initial) (Last)
Owner Taxpayer Identifcation Number (Check one) SSN EIN ITIN
U.S. Primary Residential Address only — No P.O. Box City State Zip Code
If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 9.
Email Address
Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant’s 95th birthday. If GMIB is elected, the Annuity Commencement Date will be the Contract Date Anniversary following the Owner’s 95th birthday. You may commence Annuity payments earlier by submitting a written request to our Processing Office in accordance with the Contract.
B. PATRIOT Act Information: Owner must complete this section. If the owner is not an individual, the annuitant must complete this section.
U.S. Citizen Yes No If yes, check one: Valid Driver’s License Passport State Issued ID
If no, check either: U.S. Visa (Complete below) or Permanent Resident (Green Card) (Copy of document required)
Identification/Passport# Exp. Date U.S. Visa Type (if applicable)
Your Employer’s Name Your Occupation
C. Joint Owner (Must be legal resident of U.S. or U.S. territories) NQ only
If GMIB elected, both owners must be ages 50-80.
Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #
Name
(First) (Middle Initial) (Last)
Taxpayer Identification Number (Check one) SSN ITIN
U.S. Primary Residential Address — No P.O. Box City State Zip Code
Email Address
Joint Owner Form of Identification (Check one) Valid Driver’s License Passport State Issued ID
Identification Number Exp. Date (MM/DD/YYYY)

D. Annuitant (Required if other than Owner) Annuitant must complete the PATRIOT Act Information section 2B on the previous page if the owner is NOT an individual.
Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #
Name (First) (Middle Initial) (Last)
Taxpayer Identification Number (Check one.) SSN ITIN
U.S. Primary Residential Address only — No P.O. Box City State Zip Code
E. Joint Annuitant Only complete this section if this is a NQ 1035 Exchange of an existing contract with joint annuitants who are spouses.
If GMIB elected, both annuitants must be ages 50-80.
Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #
Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Check one) SSN ITIN
U.S. Primary Residential Address only — No P.O. Box City State Zip Code
3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries)
Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.
A. Primary
1.% Primary Beneficiary Name Relationship to Owner1
SSN EIN ITIN
Date of Birth (MM/DD/YYYY)
Address Phone #
2.% Primary Beneficiary Name Relationship to Owner1
SSN EIN ITIN
Date of Birth (MM/DD/YYYY)
Address Phone #
B. Contingent
1.% Contingent Beneficiary Name Relationship to Owner1
SSN EIN ITIN
Date of Birth (MM/DD/YYYY)
Address Phone #
2.% Contingent Beneficiary Name Relationship to Owner1
SSN EIN ITIN
Date of Birth (MM/DD/YYYY)
Address Phone #
1 Enter the relationship to the annuitant when the Owner is not an Individual.
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X04183_Compact
Retirement Cornerstone — Series E
ICC19 App01 RC E

4. Optional Guaranteed Benefit Rider Elections
These optional riders are purchased for an additional charge. You should read the disclosure on page 8, the prospectus and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply to these features before making a selection. The death benefit, if any, in connection with the Investment Account Value is equal to amounts in the Investment Account Investment Options. • The benefit riders are optional and may only be chosen at the time of the application. There are additional charges for these riders, unless otherwise noted. • If you opt out of the GMIB at issue by declining it below in section 4A or 4C, you will not be able to add it later.
Benefits under these riders apply only to amounts allocated to the Protected Benefit Account Investment Options.
You may allocate amounts to the Protected Benefit Account Investment Options immediately or at a future date, subject to the terms and limitations of the contract.
• If you do not allocate amounts to the Protected Benefit Account Investment Options, these rider(s) will have no value under your Contract until you allocate amounts at a future date.
The age requirements for all benefits are based on the Owner’s age(s) at the time the contract is issued, regardless of the Owner’s age(s) when the application is signed.
4A: Guaranteed Minimum Income Benefit (GMIB)
• Eligible contracts will be automatically issued with the GMIB combined with the Return of Principal death benefit1 unless you elect otherwise in section 4A, 4B or 4C.
For single owned contracts the owner must be ages 20-80. For joint owned contracts both owners must be ages 50-80.
• The Automatic Reset program will be automatically included with the GMIB unless you opt-out in Section 4D.
To opt out of the GMIB, please check the box below.
I decline the GMIB (Please go to section 4C to select GMDB only)
4B: Guaranteed Minimum Death Benefit (GMDB) with GMIB
To elect a GMDB other than the Return of Principal death benefit1 with GMIB, please make an election below:
Yes, I wish to elect Greater of Annual Roll up or Highest Anniversary Value death benefit (Available only for single owner ages 20-65. For joint owners both owners must be ages 50-65.)
Yes, I wish to elect Highest Anniversary Value death benefit (Available only for single owner ages 20-75.
For joint owners both owners must be ages 50-75.)
4C: GMDB Only (without GMIB)
Yes, I wish to elect RMD Wealth Guard GMDB2 without GMIB (Available only for owners age 20 to 683)
Yes, I wish to elect Highest Anniversary Value death benefit without GMIB (Available only for owners age 0 to 75)
4D: Annual Reset Election
• If your contract is issued with GMIB, it will automatically include the Automatic Reset program.
The Automatic Reset program resets the GMIB and if elected the “Greater of” GMDB each year that you are eligible.
If you accept the Automatic Reset program, resets will occur automatically unless such automatic resets are or have been terminated. The reset will result in a new waiting period to exercise the GMIB of up to the later of 10 years or the original exercise date, but not later than age 95.
To opt out of the Automatic Reset Program, please check the box below.
I decline the Automatic Reset Program.
Or to elect a Customized Reset Program, check the box below.
Customized Reset Program Reset my GMIB and if elected “Greater of” GMDB each year up to and including the contract anniversary date in the year only. I understand that resets will only occur during this time period if I am eligible. (YYYY)
1 There is no additional charge for the Return of Principal death benefit.
2 Available for Traditional IRA and QPDC only.
3 The charge for this rider is based on the Owner’s age at the time the contract is issued, regardless of the Owner’s age when the application is signed. The charge is higher for Owner issue ages 65-68.
R E Q U I R E D
R E Q U I R E D
ICC19 App01 RC E
X04183_Compact
Retirement Cornerstone — Series E

5. Investment Selection in You Section must allocate 5B. 100% of your initial contributions to either the Investment Options in Section 5A OR any Special DCA All future allocations will be apportioned according to the percentages below unless instructed otherwise by you. Contributions Account Investment received Options after the and Special the Protected DCA program Benefit terminates Account Investment will be allocated Options to according the Investment to the instructions below.
value If you under do not your allocate contract amounts until you to the allocate Protected amounts Benefit at Account a future date. Investment Options, the guaranteed benefits will have no
PROTECTED BENEFIT ACCOUNT
Investment Options
Total Allocation to Protected Benefit Account Investment Options % (percent must be a whole number)
If your contract is issued with GMIB and you are younger than age 50, you may not allocate amounts to the Protected Benefit Account until you attain age 50.
Please see the Protected Benefit Account Investment Options section at the bottom of page 5 to select your allocations.
INVESTMENT ACCOUNT
Investment Options
Total Allocation to Investment
Account Investment Options %
(percent must be a whole number)
Please see the Investment Account Investment Option section on page 6 to select your allocations.
Total Investment Account Investment Options percentage plus Protected Benefit Account Investment Options percentage must equal 100%.
Choose either 5A or 5B below.
5A: Immediate Allocation
Allocate 100% immediately to the Investment Account Investment Options and/or the Protected Benefit
Account Investment Options.
5B: Special Dollar Cost Averaging Programs
Allocate 100% immediately to the Special Dollar Cost Averaging Program selected below.
Check box for one time period.
3 months 6 months 12 months
• You may designate either or both the Investment Account Investment Options and the Protected Benefit
Account Investment Options as the destination Option for DCA.
• If you select the Protected Benefit Account Investment Options, your funds will be considered invested in the Protected Benefit Account from the date of contribution. The destination cannot be changed to the
Investment Account Investment Options at a later date.
PROTECTED BENEFIT ACCOUNT Investment Options
If you allocated 100% to the Investment Account Investment Options proceed to page 6 to enter your allocation instructions.
If your contract is issued with GMIB and you are younger than age 50, you may not allocate amounts to the Protected Benefit Account until you attain age 50.
Percentages must be whole numbers
Allocation %
Growth/Aggressive Growth
% EQ/AB Dynamic Aggressive Growth GB
% EQ/AB Dynamic Growth GB
% EQ/Aggressive Growth Strategy GB
% EQ/Goldman Sachs Growth Allocation GB
% EQ/Growth Strategy GB
% EQ/JPMorgan Growth Allocation GB
% EQ/Legg Mason Growth Allocation GB
Conservative/Conservative Growth
% EQ/Conservative Growth Strategy GB
% EQ/Conservative Strategy GB
Allocation %
Balanced/Moderate Growth
% 1290 VT Moderate Growth Allocation GB
% EQ/AB Dynamic Moderate Growth GB
% EQ/American Century Moderate Growth Allocation GB
% EQ/AXA Investment Managers Moderate Allocation GB
% EQ/Balanced Strategy GB
% EQ/First Trust Moderate Growth Allocation GB
% EQ/Goldman Sachs Moderate Growth Allocation GB
% EQ/Invesco Moderate Allocation GB
% EQ/Invesco Moderate Growth Allocation GB
% EQ/Legg Mason Moderate Allocation GB
% EQ/Moderate Growth Strategy GB
100% Protected Benefit Account Investment Options*
* This amount represents 100% of the percentage shown above
in the Protected Benefit Account Investment Options section.
R E Q U I R E D
R E Q U I R E D
ICC19 App01 RC E
X04183_Compact
Retirement Cornerstone — Series E

INVESTMENT ACCOUNT Investment Options Percentages must be whole numbers Allocation % Asset Allocation
% 1290 VT DoubleLine Dynamic Allocation
% 1290 VT Moderate Growth Allocation
% All Asset Growth - Alt 20
% BlackRock Global Allocation V.I. Fund
% CharterSM Moderate
% CharterSM Moderate Growth
% EQ/AB Dynamic Aggressive Growth
% EQ/AB Dynamic Growth
% EQ/AB Dynamic Moderate Growth
% EQ/Aggressive Growth Strategy
% EQ/American Century Moderate Growth Allocation
% EQ/AXA Investment Managers Moderate Allocation
% EQ/Balanced Strategy
% EQ/Conservative Growth Strategy
% EQ/Conservative Strategy
% EQ/First Trust Moderate Growth Allocation
% EQ/Goldman Sachs Growth Allocation
% EQ/Goldman Sachs Moderate Growth Allocation
% EQ/Growth Strategy
% EQ/Invesco Moderate Allocation
% EQ/Invesco Moderate Growth Allocation
% EQ/JPMorgan Growth Allocation
% EQ/Legg Mason Growth Allocation
% EQ/Legg Mason Moderate Allocation
% EQ/Moderate Allocation
% EQ/Moderate Growth Strategy
% First Trust Multi Income Allocation Portfolio
% First Trust/Dow Jones Dividend & Income Allocation Portfolio
% Franklin Founding Funds Allocation VIP Fund
% Franklin Income VIP Fund
% Invesco V.I. Equity and Income Fund
% QS Legg Mason Dynamic Multi-Strategy VIT Portfolio
Large Cap Blend Stocks
% ClearBridge Variable Appreciation Portfolio
% ClearBridge Variable Dividend Strategy Portfolio
% EQ/ClearBridge Select Equity Managed Volatility
% EQ/Common Stock Index
% EQ/Equity 500 Index
% EQ/Fidelity Institutional AM® Large Cap
% EQ/Franklin Rising Dividends
% MFS® Investors Trust Series
Large Cap Growth Stocks
% BlackRock Large Cap Focus Growth V.I. Fund
% ClearBridge Variable Aggressive Growth Portfolio
% EQ/ClearBridge Large Cap Growth
% EQ/Large Cap Growth Index
% EQ/Loomis Sayles Growth
% EQ/T. Rowe Price Growth Stock
% Hartford Growth Opportunities HLS Fund
% MFS® Massachusetts Investors Growth Stock Portfolio
% Multimanager Aggressive Equity
Large Cap Value Stocks
% 1290 VT Equity Income
% EQ/BlackRock Basic Value Equity
% EQ/Invesco Comstock
% EQ/JPMorgan Value Opportunities
% EQ/Large Cap Value Index
% EQ/Large Cap Value Managed Volatility
% Invesco V.I. Diversified Dividend Fund
Mid Cap Stocks
% ClearBridge Variable Mid Cap Portfolio
% EQ/American Century Mid Cap Value
% EQ/Goldman Sachs Mid Cap Value
% EQ/Ivy Mid Cap Growth
% EQ/Janus Enterprise
% EQ/Mid Cap Index
% EQ/Mid Cap Value Managed Volatility
% Fidelity® VIP Mid Cap Portfolio
% Invesco V.I. Mid Cap Core Equity Fund
% Multimanager Mid Cap Growth
% Multimanager Mid Cap Value
Allocation %
Small Cap Stocks
% 1290 VT GAMCO Small Company Value
% 1290 VT Microcap
% 1290 VT Small Cap Value
% CharterSM Small Cap Value
% EQ/AB Small Cap Growth
% EQ/Small Company Index
% Invesco V.I. Small Cap Equity Fund
International/Global Stocks
% 1290 VT Low Volatility Global Equity
% 1290 VT SmartBeta Equity
% American Funds Insurance Series® Global Small
Capitalization FundSM
% American Funds Insurance Series® New World Fund®
% EQ/Emerging Markets Equity PLUS
% EQ/International Core Managed Volatility
% EQ/International Equity Index
% EQ/Invesco International Growth
% EQ/Lazard Emerging Markets Equity
% EQ/MFS International Growth
% EQ/MFS International Value
% EQ/Oppenheimer Global
% Neuberger Berman International Equity Portfolio
% Templeton Developing Markets VIP Fund Specialty
% 1290 VT GAMCO Mergers & Acquisitions
% 1290 VT Natural Resources
% 1290 VT Real Estate
% EQ/Invesco Global Real Estate
% EQ/Ivy Energy
% EQ/Ivy Science and Technology
% EQ/MFS Technology
% EQ/MFS Utilities Series
% EQ/T.Rowe Price Health Sciences
% Multimanager Technology
% Neuberger Berman U.S. Equity Index PutWrite Strategy Portfolio
% PIMCO VIT CommodityRealReturn® Strategy Portfolio
% ProFund VP Biotechnology
International/Global Bonds
% EQ/PIMCO Global Real Return
% Templeton Global Bond VIP Fund
High Yield Bonds
% 1290 VT High Yield Bond
% Invesco V.I. High Yield Fund
% Ivy VIP High Income
% Lord Abbett Bond Debenture
Bonds
% 1290 VT DoubleLine Opportunistic Bond
% American Funds Insurance Series® Bond FundSM
% Eaton Vance VT Floating-Rate Income Fund
% EQ/Core Bond Index
% EQ/Franklin Strategic Income
% EQ/Intermediate Government Bond
% EQ/PIMCO Real Return
% EQ/PIMCO Total Return
% EQ/PIMCO Ultra Short Bond
% Fidelity® VIP Strategic Income Portfolio
% PIMCO VIT Income Portfolio
% Putnam VT Diversified Income Fund
Cash/Cash Equivalents
% Guaranteed Interest Option (GIO) (maximum 25%)
% EQ/Money Market
100% Investment Account Investment Options*
TOTAL%
* This amount represents 100% of the percentage is shown above in the Investment Account Investment Option section.
ICC19 App01 RC E
X04183_Compact
Retirement Cornerstone — Series E

6. Broker Transfer Authority Disclosure and Yes. provide I have to granted AXA Equitable authority Investment to each of Option my Financial transfer Professional(s), instructions in which writing, are by listed telephone below, or to electronically, act as my agent and Equitable I hereby authorize (i) may rely and in direct good AXA faith Equitable on the stated to act identity on such of the instructions. person(s) I placing understand such and instructions, acknowledge and (ii) that will AXA have will no liability continue for to any act claim, upon loss, this authorization liability, or expense until such that time may as arise we in receive connection written with notification such instructions. in our Processing AXA Equitable Office that the Financial broker transfer Professional’s(s’) authority has ability been to terminated. provide transfer Upon instructions receipt of such on your notification, behalf. AXA AXA Equitable Equitable may will terminate (i) change or terminate fax, internet, telephone telephone or electronic and other or electronic overnight transfer mail transfer services procedures because of at disruptive any time without transfer prior activity. notice, and (ii) restrict
7. Current Insurance BOTH questions in the Owner Response and the Financial Professional Response columns must be completed and match for the contract to be issued.
Owner Response Financial Professional
Replacement Questions Response
1. Do you have any other existing life insurance or annuities? Yes No Yes No
(If yes, a State Requirements Questionnaire may be required)
2. Will any existing life insurance or annuity be (or has it been) Yes No Yes No surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Owner?
(If yes, complete the following below and submit a State Requirements
Questionnaire, if required.)
Please list the contract(s) below that will be used to fund this new AXA Equitable contract
Company Type of Plan Year Issued Certificate/Contract Number
Company Type of Plan Year Issued Certificate/Contract Number
Company Type of Plan Year Issued Certificate/Contract Number
8. Fraud Warning Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
9. Special Instructions
Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their
Primary Residential Address in Section 2A, please complete the following:
Mailing Address — P.O. Box accepted City State Zip Code
10. Electronic Delivery contract, I authorize contract AXA endorsements, Equitable to send annuity all documents statements, regarding confirmation my contract notices, to privacy me electronically. policy, prospectuses This means and that all my other notices regarding my contract will be sent to me electronically.
My email address is 1:
This me when authorization documents will are continue available unless on AXA and Equitable’s until revoked website. and means Please that logon AXA to Equitable axa.com will to update send an your email email or notice address, to to revoke be delivered your authorization by the United for electronic States Postal delivery Service or request for compliance paper copies. reasons. Certain types of correspondence may continue To for receive online account and view access such documents with AXA Equitable. electronically, Upon I issuance understand of your I must contract register you (with will a receive user name an email and password) providing a view, temporary download password or save and statements instructions and to other register documents for online to your account home access. computer. Through If the this email online provided account is not you a can valid do address, transactions you will electronically receive paper on versions axa.com, of you your agree statements to the disclosures, and other contract terms and related requirements documents. pertaining When you to agree electronic to transactions set forth on the website.
1 Non-natural owners (such as trusts): please provide the email address of the authorized signatory.
R E Q U I R E D
ICC19 App01 RC E
X04183_Compact
Retirement Cornerstone — Series E

11. Signature and Acknowledgements
GENERAL DISCLOSURE. BY SIGNING BELOW, I/WE UNDERSTAND AND ACKNOWLEDGE THAT:
Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.
In the case of IRAs and qualified plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.
Under penalty of perjury, I certify that all the Taxpayer Identification Numbers citizenship and owner status information in Section 2 are correct. All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
AXA Equitable may accept amendments to this application provided by me or under my authority.
No Financial Professional has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing signed by an officer of the company.
Charges under the Contract generally apply for the duration of the Contract.
The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that applies to the Contract and any optional benefit riders.
OPTIONAL GUARANTEED BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:
There are additional charges for the elected optional benefit riders, unless otherwise noted in this application.
To receive the benefits under the rider(s), I/we must allocate amounts to the Protected Benefit Account Investment Options either immediately or at a future date, subject to the terms and limitations of the Contract. I understand that allocating amounts to the Protected Benefit Account either immediately or, subject to the terms and conditions of the Contract, on a future Contract Date Anniversary maximizes the benefit of the roll up feature. If AXA Equitable discontinues transfers and contributions to the Protected Benefit Account Investment Options, I/we will thereafter not be able to create or add to the benefit base.
Contributions and transfers to the GMIB and “Greater of” GMDB (if elected) are only permitted starting at age 50. If I am between the ages of 43 and 49 on my Contract Date, the applicable Initial Lock-in Deferral Rollup Rate and Initial Lock-in Annual Rollup Rate will only apply after I attain age 50, and then only for the amount of time remaining of my first seven Contract Years. If I am age 42 or younger on my Contract Date, the Initial Lock-in Deferral Rollup Rate and Initial Lock-in Annual Rollup Rate will never apply to my Contract and my benefit(s) will rollup based on the applicable Ten Year Treasuries Formula Rate according to the terms of the Contract. The rollup rate used for the rollup benefit bases under GMIB and GMDB (if elected) does not represent a guarantee of my Account Value or Cash Value. The rollup rates that apply to my contract are specified in the Rate Sheet Supplement to the Prospectus.
The benefit base does not represent an Account Value or Cash Value. The benefit base cannot be split in connection with a divorce.
Unless otherwise declined, contracts with the GMIB will automatically issue with the Automatic Reset program. The Automatic Reset program resets my GMIB and if elected “Greater of” GMDB Rollup Benefit Base each year that I am eligible. Resets will occur automatically unless such automatic resets are or have been terminated. The annual reset will result in a new wait period to exercise the GMIB, of up to the later of 10 years or the original exercise date (but not later than age 95) which may be started beginning on each Contract Date Anniversary that the GMIB and if elected “Greater of” GMDB Rollup Benefit Base is reset. If my Annuity Account Value does not exceed my GMIB benefit base on any Contract Anniversary, no reset will occur. To cancel my reset I must submit a signed and completed reset cancellation request. Any such request must be received at AXA Equitable’s processing office at least 1 business day prior to the Contract Date Anniversary to which the cancellation applies. Requests received after this window will apply the following year. I am not able to cancel a reset once it has occurred. For jointly owned Contracts, eligibility to reset the benefit base is based on the age of the older owner.
AXA Equitable reserves the right to change the charges for the GMIB, the “Greater of” GMDB, and the RMD Wealth Guard GMDB Riders, up to the maximum charges stated in the Contract and prospectus at any time. I will have the option to exercise the GMIB or terminate the GMIB, “Greater of” GMDB or the “RMD Wealth Guard” GMDB Riders if a fee increase is imposed by submitting a written request to AXA Equitable’s Processing Office.
Withdrawals under the Contract may reduce my optional benefit.
ICC19 App01 RC E
X04183_Compact
Retirement Cornerstone — Series E

11. Signature and Acknowledgements (continued)
An optional benefit, with the exception of the RMD Wealth Guard GMDB Rider after the first contract anniversary, may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit. However, if I elect the GMIB or “Greater of” GMDB and also elect the Automatic RMD Withdrawal Service, withdrawals of my required minimum distributions made through the automatic RMD Withdrawal Service will not reduce my GMIB or for the “Greater of” GMDB the GMDB Rollup benefit base during the GMDB Rollup Period.
Prospectus Information: I acknowledge that I have received the most current prospectus and supplements, for Retirement Cornerstone® Series E. After reviewing my financial information and goals with my Financial Professional, I believe that this Certificate/Contract will meet my financial goals.
Consent for Delivery of Initial Prospectus on CD-ROM:
Yes. By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk ‘‘CD’’, and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.
Contract State :
We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/application in a state other than your primary residence state: I certify that either: I have a second residence where the enrollment form/application was signed (the state of sale) or I work or maintain a business in the state where the enrollment form/application was signed (the state of sale).
(Check one)
When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.
Owner Signature City, State Date (MM/DD/YYYY)
Joint Owner Signature City, State Date (MM/DD/YYYY)
Annuitant Signature (if other than Owner) City, State Date (MM/DD/YYYY)
Joint Annuitant Signature (if other than Owner) City, State Date (MM/DD/YYYY)
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ICC19 App01 RC E
X04183_Compact
Retirement Cornerstone — Series E

12. Financial Professional Information
A. Did you (i) verify the identity by reviewing the driver’s license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity’s existence
(e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer’s assets and income? Yes No
B. Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official? Yes No
If “Yes”, please provide explanation of position and relationship
C. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? Yes No
(If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE
DUTY MEMBERS OF THE ARMED FORCES).
*Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training.
It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.
X ELAS
Primary Financial Professional Signature Social Security Number Agent Code
%
Print Name Phone Number
Client Account Number Email Address Agent Location
X
Financial Professional Signature Social Security Number Agent Code
%
Print Name Phone Number
Financial Professional Use Only. Contact your home office for program information.
Once selected, program cannot be changed.
☑ Option I
R E Q U I R E D
ICC19 App01 RC E
X04183_Compact
Cat No. 160097
Retirement Cornerstone — Series E